Baumann, Raymondo & Company, PA

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re:    American Enterprise Corporation
          Form 10KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and all references to our firm included in or made a part of the American Enterprise Corporation Annual Report on Form 10KSB filed with the Securities and Exchange Commission.

Very Truly Yours,

/s/ Baumann, Raymondo & Company

Baumann, Raymondo & Company
Certified Public Accountants
Tampa, Florida
March 3, 2003